Exhibit 3.1

SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
FAT BRANDS INC.
(a Delaware corporation)

FAT Brands Inc., a corporation organized and existing under and by virtue of the laws of the State of Delaware, hereby certifies as follows:

1.       The name of the corporation is FAT Brands Inc. The corporation’s original certificate of incorporation was filed with the Secretary of State of the State of Delaware on March 21, 2017.

2.       This amended and restated certificate of incorporation was duly adopted in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware by the board of directors and stockholders of the corporation.

3.       The certificate of incorporation of the corporation is hereby amended and restated to read in its entirety as follows:

ARTICLE I
NAME

The name of the corporation is FAT Brands Inc. (the “Corporation”).

ARTICLE II
REGISTERED OFFICE

The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of the registered agent of the corporation at such address is The Corporation Trust Company.

ARTICLE III
PURPOSE

The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

ARTICLE IV
STOCK

SECTION 4.01 Authorized Stock. The aggregate number of shares of all classes of capital stock which the Corporation shall have authority to issue is Fifty-Six Million Six Hundred Thousand (56,600,000) shares, consisting of (i) Fifty Million (50,000,000) shares of Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”); (ii) One Million Six Hundred Thousand (1,600,000) shares of Class B Common Stock, par value $0.0001 per share (“Class B Common Stock” and together with the Class A Common Stock, “Common Stock”); and (iii) Five Million (5,000,000) shares of preferred stock, par value $0.0001 per share (“Preferred Stock”).

Upon this Second Amended and Restated Certificate of Incorporation of the Corporation (“Certificate of Incorporation”) becoming effective pursuant to the DGCL (the “Effective Time”), and without any further action on the part of the Corporation or its stockholders, each whole share of the Corporation’s common stock, $0.0001 par value per share, issued and outstanding or held by the Corporation in treasury immediately prior to the Effective Time (the “Old Common Stock”) shall automatically be reclassified, changed and converted into one fully paid and non-assessable share of Class A Common Stock, and certificates previously representing shares of Old Common Stock shall represent the appropriate number of whole shares of Class A Common Stock, into which such Old Common Stock shall have been reclassified, changed and converted pursuant to this Certificate of Incorporation.

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SECTION 4.02 Common Stock.

(a)       Equal Status. Except as otherwise required by the DGCL or expressly provided in this Article IV, the powers, preferences and rights of the Class A Common Stock and the Class B Common Stock, and the qualifications, limitations or restrictions thereof, shall be in all respects identical.

(b)       Voting.

(i)       General. Except as otherwise provided (i) by the DGCL, (ii) by this Certificate of Incorporation, (iii) by Section 4.03 of this Article IV, or (iv) by the terms of any certificate of designation with respect to any series of Preferred Stock, and subject to the rights of the holders of shares of Preferred Stock, if any, at any annual or special meeting of the stockholders of the Corporation and with respect to any action by written consent of the stockholders in lieu of a meeting, the entire voting power of the shares of the Corporation shall be vested exclusively in the holders of the shares of Common Stock that are issued and outstanding and the holders of shares of Class A Common Stock and Class B Common Stock shall at all times vote together as a single class; provided, however, that, except as otherwise required by the DGCL, holders of shares of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation that relates solely to the terms, number of shares, powers, designations, preferences or relative, participating, optional or other special rights (including, without limitation, voting rights), or to qualifications, limitations or restrictions thereof, of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation or pursuant to the DGCL. The number of authorized shares of Class A Common Stock or Class B Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL.

(ii)       Class A Common Stock. Each holder of shares of Class A Common Stock shall be entitled to one (1) vote for each share of Class A Common Stock held as of the applicable date on any matter that is submitted to a vote or for the consent of the stockholders of the Corporation. So long as any shares of Class A Common Stock remain outstanding, and in addition to any vote required by law or any other provision of this Certificate of Incorporation, the affirmative vote of the holders of a majority of the then outstanding shares of Class A Common Stock, voting as a separate class, shall be required in order to amend (whether by merger, consolidation or otherwise) the Certificate of Incorporation so as to (A) alter or change the powers, preferences or special rights of the shares of Class A Common Stock so as to affect them adversely, (B) increase the voting rights of the Class B Common Stock or to alter, change or provide additional powers, preferences or other special rights to the Class B Common Stock, or (C) increase the number of authorized shares of Class B Common Stock except in the minimum amount necessary to accommodate a proportional split of outstanding shares of Class B Common Stock in compliance with Section 4.02(h).

(iii)       Class B Common Stock. Each holder of shares of Class B Common Stock shall be entitled to two thousand (2,000) votes for each share of Class B Common Stock held as of the applicable date on any matter that is submitted to a vote or for the consent of the stockholders of the Corporation.

(iv)       No Cumulative Voting. Neither the holders of shares of Class A Common Stock nor the holders of shares of Class B Common Stock shall have cumulative voting rights.

(c)       Dividends and Other Distributions.

(i)       Subject to the rights, if any, of the holders of any outstanding series of Preferred Stock and the provisions of this Section 4.02(c), the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Corporation) when, as and if declared thereon by the board of directors of the Corporation (the “Board of Directors”) from time to time out of any assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in such dividends and distributions. No dividend may be paid on one class of Common Stock unless a dividend is paid simultaneously on the other class of Common Stock in accordance with this Section 4.02(c).

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(ii)       If the Board of Directors determines to provide the record holders of one class of Common Stock the option to receive a dividend in cash or in capital stock of the Corporation, the same option must be simultaneously provided to the other class of Common Stock.

(iii)       Dividends payable on the Common Stock only in shares of capital stock of the Corporation (or rights to acquire capital stock of the Corporation) shall only be made as follows: (A) in shares of Class A Common Stock (or rights to acquire Class A Common Stock) to the record holders of Class A Common Stock and to the record holders of Class B Common Stock equally on a per share basis; (B) solely in connection with a proportionate dividend to effectuate a split of the Common Stock, in shares of Class A Common Stock to the record holders of Class A Common Stock and in shares of Class B Common Stock to the record holders of Class B Common Stock; or (C) in any other authorized class or series of capital stock of the Corporation (or rights to acquire any other authorized class or series of capital stock of the Corporation) to the record holders of Class A Common Stock and to the record holders of Class B Common Stock equally on a per share basis.

(iv)       Whenever a dividend or distribution provided for in this Certificate of Incorporation shall be payable in non-cash property or shares of capital stock of the Corporation, the value of such dividend or distribution shall be deemed to be the fair value of such non-cash property or capital stock of the Corporation, as determined in good faith by the Board of Directors.

(v)       Notwithstanding the foregoing, the Board of Directors may declare and the Corporation may pay a one-time pro rata dividend on the Class A Common Stock of 0.10 shares of Class B Common Stock promptly following the Effective Time in order to effectuate the recapitalization of the Old Common Stock into shares of Class A Common Stock and Class B Common Stock.

(d)       Convertibility. Each share of Class B Common Stock shall automatically, without any further action on the part of the Corporation or the holder thereof, convert into one (1) share of Class A Common Stock upon a date specified by the holders of a majority of the then outstanding shares of Class B Common Stock (the “Final Conversion Date”). In the event of any conversion of the Class B Common Stock pursuant to this Section 4.02(d), certificates which represented outstanding shares of Class B Common Stock prior to the Final Conversion Date will thereafter be deemed to represent a like number of shares of Class A Common Stock and all shares of Class B Common Stock so converted shall be retired and shall not be reissued by the Corporation. Except as described in this Section 4.02(d), neither the Class A Common Stock nor the Class B Common Stock shall be convertible into another class of Common Stock or any other security of the Corporation.

(e)       Mergers or Sales of Assets. The holders of Class A Common Stock shall be entitled to receive an amount and form of consideration per share equal to or better than the per share consideration, if any, received by the holders of Class B Common Stock in any merger, business combination or consolidation of the Corporation (whether or not the Corporation is the surviving entity) or any subsidiary of the Corporation, or any sale, lease or exchange of all or substantially all of the assets of the Corporation or any subsidiary of the Corporation (whether or not executed by way of a single transaction or a series of related transactions).

(f)       Liquidation or Dissolution. Upon the liquidation, dissolution or winding up of the Corporation, the holders of Class A Common Stock and the holders of Class B Common Stock shall share ratably, on a per share basis, in the net assets of the Corporation available for distribution to the holders of Common Stock. If any assets of the Corporation distributed to stockholders in connection with any liquidation, dissolution, or winding up of the Corporation are other than cash, then the value of such assets shall be their fair value as determined by the Board of Directors in good faith.

(g)       Repurchases. The Corporation shall have the power to purchase, repurchase, exchange, or otherwise acquire shares of either Class A Common Stock or Class B Common Stock out of funds legally available therefore at any time for such consideration as the Board of Directors determines in its business judgment, whether or not less consideration could be paid upon the purchase of the same number of shares of another class of Common Stock. Notwithstanding the foregoing, if at any time in the future the Corporation publicly announces an issuer self tender offer to concurrently purchase shares of both Class A Common Stock and Class B Common Stock, then the Corporation shall tender to purchase Class A Common Stock at a per share price and on terms equal to or better than the per share price and terms tendered for Class B Common Stock.

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(h)       Subdivision, Combination and Reclassification of Shares. If the Corporation shall in any manner split or subdivide or combine the outstanding shares of Class A Common Stock or Class B Common Stock, the outstanding shares of the other such class of Common Stock shall be proportionally split, subdivided or combined in the same manner and on the same basis as the outstanding shares of the other class of Common Stock have been split, subdivided or combined. Other than with respect to a reclassification in connection with a split, subdivision or combination of shares of outstanding Common Stock as provided above, the holders of Class A Common Stock shall be entitled to be treated identically to the holders of Class B Common Stock on a per share basis in any reclassification or recapitalization of the Common Stock.

(i)       No Preemptive Rights. No holder of Class A Common Stock or Class B Common Stock shall, by reason of such holding, have any preemptive right to subscribe to any additional issue of stock of any class or series of the Corporation or to any security of the Corporation convertible into such stock.

(j)       Transfer Restrictions.

(i)       No Class B Holder shall be permitted to Transfer in one transaction or a series of related transactions shares of Class B Common Stock in excess of 25% of the total outstanding shares of Class B Common Stock to any Person except (i) to such Class B Holder’s Permitted Transferees, (ii) in the case of a Transfer involving cash consideration, pursuant to a Qualifying Tender Offer by such Person, (iii) in the case of a merger, business combination or other transaction described in and complying with Section 4.02(e), or (iv) in the case of a Transfer for solely non-cash consideration, either (x) pursuant to a Transferee Tender Offer consummated prior to or contemporaneously with the consummation of such Transfer or (y) in the event such Transferee Tender Offer is not consummated, the Corporation, to the extent permitted by applicable law, prior to or contemporaneously with the consummation of such Transfer, shall consummate a Qualifying Self-Tender Offer. For the avoidance of doubt, in the case of a proposed Transfer pursuant to clause (iv) of this Section 4.02(j)(i), if a Transferee Tender Offer is not consummated and the Corporation is not permitted by applicable law to consummate a Qualifying Self-Tender Offer, no Transfer shall be permitted. Any Transfer in violation of this Section 4.02(j) shall be void ab initio.

(ii)       For purposes of this Section 4.02(j) only:

(A)       an “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling” and “controlled by” have correlative meanings.

(B)       “Charitable Trust” shall mean a trust that is exempt from taxation under Section 501(c)(3) of the United States Internal Revenue Code of 1986, as amended (or any successor provision thereto) (whether a determination letter with respect to such exemption is issued before, at or after the Effective Time), and further includes any successor entity that is exempt from taxation under Section 501(c)(3) (or any successor provision thereto) upon a conversion of, or transfer of all or substantially all of the assets of, a Charitable Trust to such successor entity (whether a determination letter with respect to such successor’s exemption is issued before, at or after the conversion date)

(C)       “Class B Holder” shall mean a record or beneficial owner of Class B Common Stock together with Affiliates of such Class B Holder and Permitted Transferees of such Class B Holder.

(D)       “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, or any successor statute.

(E)       “Family Member” shall mean, with respect to any Class B Holder who is a natural person, the spouse, former spouses, domestic partners, parents, grandparents, parents-in-law, former parents-in-law, lineal descendants, siblings and lineal descendants of siblings (in each case whether by blood relation or adoption) of such Class B Holder.

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(F)       a “Permitted Transferee” of a Class B Holder shall include (i) such Class B Holder’s Family Members or one or more bona fide trusts for the benefit of such Family Members, (ii) any Affiliate of such Class B Holder so long as such Affiliate remains an Affiliate, and (iii) any Charitable Trust created or established by such Class B Holder over which such Class B Holder exercises voting control. For purposes of this definition, “voting control,” as used with respect to any Charitable Trust, means (i) the power to exercise any voting rights of beneficial owners of such Charitable Trust and (ii) the ability to direct the voting of any securities of the Corporation held by such Charitable Trust.

(G)       “Person” shall mean any natural person, corporation, partnership, limited liability company, firm, association, trust, government, governmental agency or other entity, whether acting in an individual, fiduciary or other capacity.

(H)       “Qualifying Self-Tender Offer” shall mean a “tender offer” under Rule 13e-4 and Section 14(d) of the Exchange Act to purchase all shares of Class B Common Stock not owned by the transferring Class B Holder provided that (i) all other Class B Holders are entitled to participate in such tender offer on a pro rata basis, and (ii) each such Class B Holder tendering shares of Class B Common Stock in such tender offer shall be entitled to receive an amount per share in cash equal to the fair market value of the non-cash consideration to be received by the transferring Class B Holder as determined in good faith by the Board of Directors. In the event that the Board of Directors determines in good faith that the fair market value of such non-cash consideration is less than the fair market value of the Class B Common Stock, then such tender offer shall be at the fair market value of the Class B Common Stock as determined in good faith by the Board of Directors.

(I)       “Qualifying Tender Offer” shall mean a “tender offer” under Section 14(d) of the Exchange Act to purchase shares of Class B Common Stock provided that (i) all Class B Holders (including the transferring Class B Holder) are entitled to participate in such tender offer on a pro rata basis, and (ii) each such Class B Holder tendering shares of Class B Common Stock in such tender offer shall (x) be entitled to receive the same consideration per share, and (y) shall be subject to the same terms and conditions in such tender offer.

(J)       “Transfer” shall mean any conveyance, issuance, sale, transfer, gift, assignment, devise or other disposition, by any means, of legal, record or beneficial ownership (direct or indirect) of shares of Class B Common Stock, whether such means are direct or indirect, voluntary or involuntary, by operation of law or otherwise, or any agreement to take any such action or cause any such events, including, without limitation, the transfer of any ownership interest in any entity that owns (directly or indirectly) Class B Common Stock, or the transfer of, or entering into a binding agreement with respect to, Voting Control over such shares of Class B Common Stock by proxy or otherwise shall be considered a “Transfer” of such shares; provided, however, that the following shall not be considered a “Transfer” within the meaning of this Section 4.02(j):

(1)       a pledge of or granting of a security interest with respect to shares of Class B Common Stock (but not the voting rights attended thereto) unless and until the record or beneficial ownership of such shares is actually transferred pursuant thereto;

(2)       the granting of a revocable proxy to officers or directors of the Corporation at the request of the Board of Directors in connection with actions to be taken at an annual or special meeting of stockholders; or

(3)       entering into a support, voting, tender or similar agreement or arrangement (in each case, with or without the grant of a proxy) in connection with a liquidation, dissolution or winding up of the Corporation (whether voluntary or involuntary), a merger or consolidation of the Corporation with or into any other entity or any other transaction having an effect on stockholders substantially similar to that resulting from a merger or consolidation, a sale, lease, exclusive license or other disposition of all or substantially all of the assets of the Corporation, or a transaction or series of related transactions to which the Corporation is a party in which shares of the Corporation are transferred such that in excess of fifty percent (50%) of the Corporation’s voting power is transferred, or in connection with consummating the actions or transactions contemplated thereby (including, without limitation, tendering or voting shares of Class B Common Stock in connection with such a transaction, the consummation of such a transaction or the sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition of shares of Class B Common Stock or any legal or beneficial interest in shares of Class B Common Stock in connection with such a transaction); provided that any sale, tender, assignment, transfer, conveyance, hypothecation or other transfer or disposition of Class B Common Stock or any legal or economic interest therein pursuant to such a transaction, or any grant of a proxy over Class B Common Stock with respect to such a transaction without specific instructions as to how to vote such Class B Common Stock, in each case, will constitute a “Transfer” of such Class B Common Stock unless such transaction was approved by the Board of Directors prior to the taking of such action.

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(K)       “Qualifying Transferee” shall mean any Person to which a Class B Holder Transfers shares of Class B Common Stock in excess of 25% of the total outstanding shares of Class B Common Stock in one transaction or a series of related transactions in accordance with and pursuant to this Section 4.02(j).

(L)       “Transferee Tender Offer” shall mean, with respect to any Transfer to a Qualifying Transferee for solely non-cash consideration, either (i) an offer by such Qualifying Transferee to purchase all shares of Class B Common Stock not owned by the transferring Class B Holder for the same non-cash consideration per share or (ii) an offer by such Qualifying Transferee to purchase all shares of Class B Common Stock not owned by the transferring Class B Holder at an amount per share in cash equal to the value of the non-cash consideration to be received by the transferring Class B Holder as determined in good faith by the Board of Directors.

(M)       “Voting Control” shall mean, with respect to shares of Class B Common Stock, the power (whether exclusive or shared) to vote or direct the voting of such shares by proxy, voting agreement or otherwise.

(k)       Repurchase Offer upon Exclusion of Class B Common Stock from Liquid Trading Market. If, as a result of any statute, law, regulation, court order, legal process or rule or rule interpretation of a national securities exchange, the Class B Common Stock is excluded from listing on the Nasdaq Stock Market, another national securities exchange or other liquid trading market (other than temporary events as determined by the Board of Directors in good faith) (the date of such event, as determined by the Board of Directors in good faith, the “Determination Date”), the Corporation shall promptly commence a voluntary offer to repurchase for cash shares of Class B Common Stock at the Applicable VWAP. For purposes of this Section 4.02(k), “Applicable VWAP” shall mean the average of the volume weighted average price of shares of Class A Common Stock for each of the ten (10) immediately preceding consecutive trading days prior to the Determination Date, as displayed on Bloomberg in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such trading day, determined without regard to after-hours trading or any other trading outside of the regular trading session hours. Notwithstanding the foregoing, if shares of Class A Common Stock are not currently listed on the Nasdaq Stock Market, another national securities exchange or other liquid trading market such that the Applicable VWAP cannot be readily determined, such repurchase of shares of Class B Common Stock shall be at the fair market value as determined by the Board of Directors in good faith.

SECTION 4.03 Preferred Stock. The Preferred Stock may be issued at any time and from time to time in one or more series. Subject to the provisions of this Certificate of Incorporation and applicable law, the Board of Directors is authorized to fix from time to time by resolution or resolutions the number of shares constituting any such series of Preferred Stock and the designation thereof, and to determine (and set forth in a certificate of designation filed pursuant to the DGCL) the powers, designations, preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, of any wholly unissued series of Preferred Stock, including, without limitation, dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including, without limitation, sinking fund provisions), redemption price or prices and liquidation preferences of any such series, or any of the foregoing. Further, the Board of Directors is authorized to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issuance of shares of that series, subject to the powers, preferences and rights, and the qualifications, limitations and restrictions thereof, stated in this Certificate of Incorporation or the resolution of the Board of Directors originally fixing the number of shares of such series. If the number of shares of any series of Preferred Stock is so decreased, then the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series. The voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions of the (a) Series A Fixed Rate Cumulative Preferred Stock are set forth in Annex A hereto and (b) Series B Cumulative Preferred Stock are set forth in Annex B hereto, and each of them are incorporated herein by reference.

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ARTICLE V
BOARD OF DIRECTORS

SECTION 5.01 Number. The number of directors that shall constitute the entire Board of Directors shall be determined in the manner prescribed by the Bylaws of the Corporation (the “Bylaws”).

SECTION 5.02 Classification; Term. Subject to the rights of holders of any series of Preferred Stock with respect to the election of directors, the directors of the Corporation shall be divided into three classes as nearly equal in number as is practicable, hereby designated Class I, Class II and Class III. The term of office of the initial Class I directors shall expire upon the election of directors at the annual meeting of stockholders to be held in 2021; the term of office of the initial Class II directors shall expire upon the election of directors at the annual meeting of stockholders to be held in 2022; and the term of office of the initial Class III directors shall expire upon the election of directors at the annual meeting of stockholders to be held in 2023. At each annual meeting of stockholders, each of the successors elected to replace the directors of a class whose term shall have expired at such annual meeting shall be elected to hold office until the third annual meeting next succeeding his or her election and until his or her respective successor shall have been duly elected and qualified. Subject to the rights of holders of any outstanding series of Preferred Stock with respect to the election of directors, if the number of directors that constitutes the Board of Directors is changed, any newly created directorships or decrease in directorships shall be so apportioned by the Board of Directors among the classes as to make all classes as nearly equal in number as is practicable, provided that no decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. Notwithstanding the foregoing provisions of this Section 5.02, and subject to the rights of holders of any series of Preferred Stock with respect to the election of directors, each director shall serve until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation or removal.

SECTION 5.03 Rights of Holders of Preferred Stock Relating to Director Elections. Notwithstanding any of the other provisions of this Article V, whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately by series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the certificate of designation for such series of Preferred Stock, and such directors so elected shall not be divided into classes pursuant to this Article V unless expressly provided by such terms. During any period when the holders of any series of Preferred Stock have the right to elect additional directors as provided for or fixed pursuant to the provisions of this Article V, then upon commencement and for the duration of the period during which such right continues; (a) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such specified number of directors, and the holders of such Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to such provisions, and (b) each such additional director shall serve until such director’s successor shall have been duly elected and qualified, or until such director’s right to hold such office terminates pursuant to such provisions, whichever occurs earlier, subject to such director’s earlier death, resignation or removal. Except as otherwise provided by the Board of Directors in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such series of stock, the terms of office of all such additional directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation or removal of such additional directors, shall forthwith terminate, and the total authorized number of directors of the Corporation shall be reduced accordingly.

SECTION 5.04 Removal. Subject to the rights of holders of any series of Preferred Stock with respect to the election of directors, a director may be removed from office by the stockholders of the Corporation only for cause.

SECTION 5.05 Vacancies and Newly Created Directorships. Subject to the rights and preferences of holders of any series of outstanding Preferred Stock with respect to the election of directors, vacancies occurring on the Board of Directors for any reason and newly created directorships resulting from an increase in the number of directors shall, unless otherwise provided by law, be filled solely by the affirmative vote of a majority of the remaining directors then in office, although less than a quorum, or by a sole remaining director, and shall not be filled by any other person or persons, including stockholders. Any director so elected shall hold office for the remainder of the full term of the class for which such director shall have been assigned by the Board of Directors or in which such vacancy occurred and until such persons’ successor shall be duly elected and qualified. No decrease in the authorized number of directors shall shorten the term of any incumbent director.

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SECTION 5.06 Powers. Except as otherwise expressly provided by the DGCL or this Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

SECTION 5.07 Election. The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

ARTICLE VI
STOCKHOLDERS

SECTION 6.01 Special Meetings. Except as otherwise expressly provided by the terms of any series of Preferred Stock permitting the holders of such series of Preferred Stock to call a special meeting of the holders of such series, special meetings of the stockholders of the Corporation may be called only by the Chairman of the Board of Directors, the Chief Executive Officer of the Corporation or the Board of Directors. The ability of the stockholders to call a special meeting of the stockholders is hereby specifically denied.

SECTION 6.02 Advance Notice. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner and to the extent provided in the Bylaws.

ARTICLE VII
FORUM FOR CERTAIN ACTIONS

Unless a majority of the Board, acting on behalf of the Corporation, consents in writing to the selection of an alternative forum (which consent may be given at any time, including during the pendency of litigation), the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another state court located within the State of Delaware or, if no court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim against the Corporation or any of its current or former directors, officers or other employees arising pursuant to any provision of the DGCL, this Certificate of Incorporation or the Bylaws (in each case, as may be amended from time to time) or (d) any action asserting a claim against the Corporation or any of its current or former directors, officers or other employees governed by the internal affairs doctrine of the State of Delaware, in all cases subject to the court’s having personal jurisdiction over all indispensable parties named as defendants.

ARTICLE VIII
LIMITATION OF LIABILITY AND INDEMNIFICATION

SECTION 8.01 Limitation of Personal Liability. No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL, as it presently exists or may hereafter be amended from time to time. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

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SECTION 8.02 Indemnification. The Corporation shall indemnify, to the fullest extent authorized or permitted by the DGCL, as now or hereafter in effect, any director or officer of the Corporation who was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee or employee of another corporation, partnership, joint venture, trust or other enterprise, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of such person’s heirs, executors and personal and legal representatives. The right to indemnification conferred by this Section 8.02 shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition, provided that such director or officer presents to the Corporation a written undertaking to repay such amount if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Corporation under this Article VIII or otherwise. Notwithstanding the foregoing, except for proceedings to enforce any director’s or officer’s rights to indemnification or to advancement of expenses, the Corporation shall not be obligated to indemnify or advance expenses to any director or officer (or such director’s or officer’s heirs, executors or personal or legal representatives) in connection with any proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized by the Board of Directors.

SECTION 8.03 Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the DGCL.

SECTION 8.04 Non-Exclusivity of Rights. The rights and authority conferred in this Article VIII shall neither be exclusive of, nor be deemed in limitation of, any rights to which any person may otherwise be or become entitled or permitted under this Certificate of Incorporation, the Bylaws, any statute, agreement, vote of stockholders or disinterested directors or otherwise.

SECTION 8.05 Persons Other Than Directors and Officers. This Article VIII shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to, or to purchase and maintain insurance on behalf of, persons other than those persons described in the first sentence of Section 8.02 of Article VIII or to advance expenses to persons other than directors and officers of the Corporation.

SECTION 8.06 Effect of Modifications. Any amendment, repeal or modification of any provision contained in this Article VIII shall, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to further limit or eliminate the liability of directors or officers) and shall not adversely affect any right or protection of any current or former director or officer of the Corporation existing at the time of such amendment, repeal or modification with respect to any acts or omissions occurring prior to such amendment, repeal or modification.

ARTICLE IX

OWNERSHIP LIMIT

SECTION 9.01 Definitions. For purposes of this Article IX only:

(a)       “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor statute;

(b)       “Committee” shall mean a committee established from time-to-time by the Board of Directors to administer this Article IX, comprised of at least three directors on the Board of Directors, none of whom shall be “affiliated” (as that term is defined in Rule 12b-2 of the Exchange Act) with Fog Cutter Holdings, LLC;

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(c)       “Excess Shares” means any Stock, or any rights in Stock, the Transfer or ownership of which would result in, or increase, a Prohibited Ownership Percentage under Section 9.02;

(d)       “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, or any successor statute;

(e)       “Expiration Date” means the earlier of (x) the repeal of Section 382 of the Code, if the Committee determines that the restrictions in this Article IX are no longer necessary or desirable for the preservation of the Tax Benefits, or (y) such date as the Committee shall fix in accordance with Section 9.07 of this Article IX;

(f)       “Option” shall have the meaning set forth in Treasury Regulation Sections 1.382-4(d)(9) and 1.382-2T(h)(4)(v);

(g)       a “Person” shall mean any individual, corporation, estate, trust (including a trust qualified under Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, company, limited liability company, partnership, joint venture, or similar organization (including the Corporation if appropriate in the context) and also includes a group as that term is used for purposes of Section 13(d)(3) of the Exchange Act, or any other entity described in Treasury Regulation Section 1.382-3(a)(1)(i);

(h)       “Prohibited Distributions” means any and all dividends or other distributions paid by the Corporation with respect to any Excess Shares received by a Purported Acquiror;

(i)       a “Public Group” shall have the meaning contained in Treasury Regulation Section 1.382-2T(f)(13);

(j)       a “Prohibited Ownership Percentage” shall mean (i) any beneficial ownership (as defined under Section 13(d) of the Exchange Act) of five percent (5%) or more in value of the aggregate outstanding Stock, (ii) any beneficial ownership (determined under federal income tax principles, including indirect and constructive ownership for purposes of Section 382 of the Code, including Treasury Regulation Sections 1.382-4 and 1.382-2T(h), of five percent (5%) or more in value of the aggregate outstanding Stock, or (iii) a “5-percent shareholder” of the Corporation within the meaning of Treasury Regulation Section 1.382-2T(g) (determined (A) without giving effect to Treasury Regulation Sections 1.382-2T(g)(2), 1.382-2T(g)(3), 1.382-2T(h)(2)(ii) or (iii), and 1.382-2T(h)(6)(iii), (B) by treating every Person or Public Group which owns Stock, whether directly or by attribution, as directly owning such Stock notwithstanding any further attribution of such Stock to other Persons and notwithstanding Treasury Regulation Section 1.382-2T(h)(2)(i)(A), (C) by substituting the term “Person” or “Public Group” in place of “individual” in Treasury Regulation Section 1.382-2T(g)(1), and (D) by treating an Option as Stock only to the extent that treating it as Stock would cause an increase in ownership of Stock by the Transferee, Person or Public Group under Section 9.02);

(k)       “Prohibited Person” shall mean any Person or Public Group who has or would have, if a Transfer or purported Transfer were completed, a Prohibited Ownership Percentage;

(l)       “Purported Acquiror” shall mean any Person or Public Group that purports to acquire record, beneficial, legal or any other ownership of Excess Shares. If there is more than one Purported Acquiror with respect to certain Excess Shares (for example, if the Purported Acquiror of record ownership of such Excess Shares is not the Purported Acquiror of beneficial ownership of such Excess Shares), then references to “Purported Acquiror” shall include any or all of such Purported Acquirors, as appropriate;

(m)       “Stock” means all interests in the Corporation that would be treated as stock in the Corporation pursuant to Treasury Regulation Section 1.382(d)(3) or 1.382-2T(f)(18);

(n)       “Tax Benefits” shall mean net operating loss carryovers (including, without limitation, any “net unrealized built-in loss,” as defined under Code Section 382), capital loss carryovers, general business credit carryovers, alternative minimum tax credit carryovers and other tax benefits to which the Corporation or any member of the Corporation’s “affiliated group,” as that term is used in Section 1504 of the Code (or any similar provision of state or local law), is or becomes entitled pursuant to the Code and the Treasury Regulations (or any similar provision of state or local law).

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(o)       “Transfer” shall mean any conveyance, issuance, sale, transfer, gift, assignment, devise or other disposition, by any means, of legal, record or beneficial ownership (direct or indirect) of Stock, whether such means are direct or indirect, voluntary or involuntary, by operation of law or otherwise, or any agreement to take any such action or cause any such events, including, without limitation, the transfer of any ownership interest in any entity that owns (directly or indirectly) Stock (and any reference in this Article IX to a Transfer of Stock shall include any Transfer of any interest in any such entity and references to the Persons to whom Stock is Transferred shall include Persons to whom any interest in any such entity shall have been Transferred); and

(p)       “Transferee” means any Person to whom Stock is Transferred.

(q)       “Treasury Regulations” shall mean the regulations promulgated under the Code, including temporary regulations, as amended from time to time. In any reference in this Article IX to Section 382 of the Code or any Treasury Regulation thereunder, the “loss corporation” shall be the Corporation, without regard to whether or not it has any loss or other attribute.

SECTION 9.02 Transfer and Ownership Restrictions. In order to preserve the Tax Benefits of the Corporation, from and after the effective time of this Article IX until the Expiration Date, no Transfer of any Stock may be made to a Transferee, other than to Fog Cutter Holdings, LLC, a Delaware limited liability company, to the extent that such Transfer, if effected: (a) would cause the Transferee or any other Person or Public Group to have a Prohibited Ownership Percentage; or (b) would increase the Prohibited Ownership Percentage of the Transferee or any other Person or Public Group having a Prohibited Ownership Percentage.

SECTION 9.03 Waiver of Restrictions. Notwithstanding anything herein to the contrary, the Committee may waive the application of any of the restrictions contained in Section 9.02, including, without limitation, any Transfer of Stock that would otherwise be prohibited, in any instance in which the Committee determines that a waiver would be in the best interests of the Corporation, notwithstanding the effect of such waiver on any Tax Benefits. The Committee may impose any conditions that it deems reasonable and appropriate in connection with such a waiver, including without limitation, restrictions on the ability of any Transferee to Transfer Stock acquired through a Transfer. A waiver of the Committee hereunder may be given prospectively or retroactively.

SECTION 9.04 Purported Transfer in Violation of Transfer Restriction. Unless a waiver of the Committee is obtained as provided in Section 9.03, any purported Transfer of Excess Shares (other than a Transfer as provided in Section 9.04(b) or an automatic transfer as provided below) shall be null and void ab initio and shall not be effective to Transfer any record, legal, beneficial or any other ownership of such Excess Shares to the Purported Acquiror, who shall not be entitled to any rights as a stockholder of the Corporation with respect to such Excess Shares, and such Excess Shares shall be automatically transferred pursuant to DGCL Section 202(c)(4) to an agent designated by the Corporation (the “Agent”). Any future dividends or distributions payable on any Excess Shares shall be paid to the Agent until the Excess Shares are sold by it. A Transfer that is null and void under this Section 9.04 shall not adversely affect the validity of any other Transfer of any Stock in the same or any other related transaction.

(a)       Demand by Corporation. Unless a waiver of the Committee is obtained as provided in Section 9.03 of this Article IX, within 30 days of a determination by the Committee that there has been or is threatened a purported Transfer of Excess Shares to a Purported Acquiror, or that a Person proposes to take any action in violation of this Article IX (whether or not such action is intentional), the Corporation shall make a demand on the Purported Acquiror to transfer or cause the transfer of any certificate or other evidence of purported ownership of the Excess Shares within the Purported Acquiror’s possession or control, along with the Prohibited Distributions, to the Agent. Any failure by the Purported Acquiror to transfer or cause the transfer of any certificate or other evidence of purported ownership of the Excess Shares to the Agent shall not negate the automatic transfer of such Excess Shares to the Agent.

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(b)       Transfer of Excess Shares and Prohibited Distributions to Agent. Upon demand by the Corporation, the Purported Acquiror shall transfer or cause the transfer of any certificate or other evidence of purported ownership of the Excess Shares within the Purported Acquiror’s possession or control, along with the Prohibited Distributions, to the Agent. The Agent shall sell in an arms-length transaction (through The Nasdaq Stock Market, if possible, but in any event consistent with applicable law) any Excess Shares provided, however, that the Agent shall, in its reasonable discretion, effect such sale or sales in an orderly fashion and shall not be required to effect any such sale within any specific time frame if, in the Agent’s reasonable discretion, such sale or sales would disrupt the market for the Common Stock or other securities of the Corporation or would otherwise substantially adversely affect the value of the Common Stock or such other securities. The proceeds of such sale shall be referred to as “Sales Proceeds.” If, after purportedly acquiring the Excess Shares, the Purported Acquiror has purported to sell some or all of them to an unrelated party in an arms-length transaction, the Purported Acquiror shall be deemed to have sold such Excess Shares on behalf of the Agent, and in lieu of transferring the Prohibited Distributions to the Agent, the Purported Acquiror shall transfer to the Agent the Prohibited Distributions and the proceeds of such sale (the “Resale Proceeds”), except to the extent that the Agent grants written permission to the Purported Acquiror to retain a portion of the Resale Proceeds not exceeding the amount that would have been payable by the Agent to the Purported Acquiror pursuant to Section 9.04(c) if the Excess Shares had been sold by the Agent rather than by the Purported Acquiror. Any purported Transfer of the Excess Shares by the Purported Acquiror other than a transfer which (a) is described in the preceding sentences of this Section 9.04(b) or occurs automatically to the Agent and (b) does not itself violate the provisions of this Article IX shall be null and void ab initio and shall not be effective to transfer any ownership of the Excess Shares.

(c)       Allocation of Sale Proceeds, Resale Proceeds and Prohibited Distributions. The Sales Proceeds, the Resale Proceeds if applicable, and Prohibited Distributions if applicable shall be allocated as follows: (1) first to the Agent in an amount equal to the expenses incurred in selling such Excess Shares; then (2) second, to the Purported Acquiror up to the following amount: (a) the purported purchase price paid or value of consideration surrendered by the Purported Acquiror for the Excess Shares, or (b) where the purported Transfer of the Excess Shares to the Purported Acquiror was by gift, inheritance, or any similar purported Transfer, the fair market value of the Excess Shares at the time of such purported Transfer; and then (3) third any remaining amounts to an entity designated by the Corporation that is described in Section 501(c)(3) of the Code, contributions to which must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code. In no event shall any Excess Shares, Sales Proceeds, Resale Proceeds or Prohibited Distributions inure to the benefit of the Corporation or the Agent, except to the extent used to cover expenses incurred by the Agent in performing its duties hereunder.

(d)       Remedies. Without limiting any other remedies available to the Corporation, if a Purported Acquiror shall fail to comply with Section 9.04(b) within thirty (30) days of the Corporation’s demand, and unless a waiver of the Committee is obtained as provided in Section 9.03, the Corporation shall promptly take all cost effective actions which it believes appropriate to compel the Purported Acquiror to surrender to the Agent the certificates representing any purported ownership of Excess Shares, the Resale Proceeds, and/or the Prohibited Distributions or to enjoin or rescind any such purported Transfer. The Committee may authorize such additional actions as it deems advisable to give effect to the provisions of this Article IX, including, without limitation, refusing to give effect on the books of the Corporation to any such purported Transfer. The Corporation is authorized specifically to seek equitable relief, including injunctive relief, to enforce or prevent a violation of the provisions of this Article IX.

(e)       Liability. If any Person shall knowingly violate, or knowingly cause any other Person under the control of such Person (“Controlled Person”) to violate, Section 9.02, then that Person and any Controlled Person shall be jointly and severally liable for, and shall pay to the Corporation, such amount as will, after taking account of all taxes imposed with respect to the receipt or accrual of such amount and all costs incurred by the Corporation as a result of such violation, put the Corporation in the same financial position as it would have been in had such violation not occurred.

SECTION 9.05 Obligation to Provide Information. At the request of the Corporation or as a condition to the registration of the Transfer of any Stock, any Person who is a beneficial, legal or record holder of Stock, and any proposed Transferee and any Person controlling, controlled by or under common control with the proposed Transferee, shall provide such information as the Corporation may request from time to time in order to determine compliance with this Article IX or the status of the Corporation’s Tax Benefits.

SECTION 9.06 Legends. The Committee may require that any certificates issued by the Corporation evidencing ownership of shares of Stock that are subject either to the restrictions on transfer and ownership contained in this Article IX or to conditions imposed by the Committee under Section 9.03 bear a conspicuous legend referencing the applicable restrictions.

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SECTION 9.07 Authority of Committee. Nothing contained in this Article IX shall limit the authority of the Committee to take such other action to the extent permitted by law as it deems necessary or advisable to preserve the Tax Benefits. Without limiting the generality of the foregoing, in the event of a change in law (including applicable regulations) making one or more of the following actions necessary or desirable or in the event that the Committee believes one or more of such actions is in the best interest of the Corporation, the Committee may accelerate or extend the Expiration Date; provided that the Committee shall determine in writing that such acceleration or extension is reasonably necessary or desirable to preserve the Tax Benefits or that the continuation of these restrictions is no longer reasonably necessary or desirable to preserve the Tax Benefits, as the case may be. In addition, the Committee may, to the extent permitted by law, from time to time establish, modify, amend or rescind Bylaws, regulations and procedures of the Corporation not inconsistent with the express provisions of this Article IX for purposes of determining whether any Transfer of Stock would jeopardize the Corporation’s ability to preserve or utilize any Tax Benefits, or for the orderly application, administration and implementation of the provisions of this Article IX. The Committee shall have the exclusive power and authority to administer this Article IX and to exercise all rights and powers specifically granted to the Committee, or as may be necessary or advisable in the administration of this Article IX, including without limitation, the right and power to (1) interpret the provisions of this Article IX, (2) make all calculations and determinations deemed necessary or advisable for the administration of this Article IX and (3) determine value in good faith, which determination shall be conclusive. In the case of an ambiguity in the application of any of the provisions of this Article IX, including any definition used herein, the Committee shall have the power to determine the application of such provisions with respect to any situation based on its reasonable belief, understanding or knowledge of the circumstances. In the event this Article IX requires an action by the Committee but fails to provide specific guidance with respect to such action, the Committee shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of this Article IX. All such actions, calculations, interpretations and determinations which are done or made by the Committee in good faith shall be final, conclusive and binding on the Corporation, the Agent, and all other parties.

SECTION 9.08 Benefits of this Article IX. Nothing in this Article IX shall be construed to give to any Person other than the Corporation or the Agent any legal or equitable right, remedy or claim under this Article IX. This Article IX shall be for the sole and exclusive benefit of the Corporation and the Agent.

SECTION 9.09 Severability. If any provision of this Article IX or the application of any such provision to any Person or under any circumstance shall be held invalid, illegal, or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Article IX.

SECTION 9.10 Waiver. With regard to any power, remedy or right provided herein or otherwise available to the Corporation or the Agent under this Article IX, (i) no waiver will be effective unless expressly contained in a writing signed by the waiving party; and (ii) no alteration, modification or impairment will be implied by reason of any previous waiver, extension of time, delay or omission in exercise, or other indulgence.

ARTICLE X
AMENDMENT

SECTION 10.01 Amendment of Certificate of Incorporation. The Corporation reserves the right to amend, alter or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by this Certificate of Incorporation and the DGCL, and all rights, preferences and privileges herein conferred upon stockholders of the Corporation by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Section 10.01. In addition to any other vote that may be required by law, this Certificate of Incorporation, applicable stock exchange rule or the terms of any series of Preferred Stock, the affirmative vote of the holders of at least a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, alter, repeal or adopt any provision of this Certificate of Incorporation. Notwithstanding any other provision of this Certificate of Incorporation, and in addition to any other vote that may be required by law, applicable stock exchange rule or the terms of any series of Preferred Stock, the affirmative vote of the holders of at least 75% of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, alter, repeal or adopt any provision of this Certificate of Incorporation inconsistent with the purpose and intent of Article V, Article VI, Article VII, Article VIII, Article IX or this Article X (including, without limitation, any such Article as renumbered as a result of any amendment, alteration, repeal or adoption of any other Article).

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SECTION 10.02 Amendment of Bylaws. In furtherance and not in limitation of the powers conferred by the DGCL, the Board of Directors is expressly authorized to adopt, amend, alter or repeal the Bylaws. The Bylaws may also be adopted, amended, altered or repealed by the stockholders of the Corporation by the affirmative vote of the holders of at least 75% of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

ARTICLE XI
SECTION 203

The Corporation expressly elects not to be governed by Section 203 of the DGCL, and the restrictions contained in Section 203 of the DGCL shall not apply to the Corporation.

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ANNEX A

CERTIFICATE OF DESIGNATION OF RIGHTS AND PREFERENCES

SERIES A FIXED RATE CUMULATIVE PREFERRED STOCK

Section 1. Number of Shares and Designation. This series of Preferred Stock shall be designated as Series A Fixed Rate Cumulative Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), and the number of shares that shall constitute such series shall be 100,000.

Section 2. Definitions. For purposes of the Series A Preferred Stock and as used in this Certificate, the following terms shall have the meanings indicated:

“Business Day” shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

“Call Date” shall mean the date fixed for redemption of the Series A Preferred Stock and specified in the notice to holders required under paragraph (f) of Section 5 hereof as the Call Date.

“Certificate” shall mean this Certificate of Designation of Rights and Preferences of the Series A Preferred Stock.

“Change of Control” shall mean when, after the original issuance of the Series A Preferred Stock, any of the following has occurred and is continuing: (i) any sale, lease, or transfer, exclusive license or other dispositions (or series of sales, leases, transfers, exclusive licenses or other dispositions) of all or substantially all of the assets of the Corporation and its subsidiaries; (ii) any sale, transfer or issuance (or series of sales, transfers or issuances) of capital stock by the Corporation or the holders of Common Shares (or other Voting Stock of the Corporation) that results in the inability of the holders of Common Shares (or other Voting Stock of the Corporation) immediately prior to such sale, transfer or issuance to designate or elect a majority of the board of directors (or its equivalent) of the Corporation; or (iii) any merger, consolidation, recapitalization or reorganization of the Corporation with or into another Person (whether or not the Corporation is the surviving corporation) that results in the inability of the beneficial holders of Common Shares (or other Voting Stock of the Corporation) immediately prior to such merger, consolidation, recapitalization or reorganization to designate or elect a majority of the board of directors (or its equivalent) of the resulting entity or its parent company.

“Common Shares” shall mean the shares of common stock, $0.0001 par value, of the Corporation.

“Dividend Default” shall have the meaning set forth in subparagraph (b)(i) of Section 3 hereof.

“Dividend Payment Date” shall have the meaning set forth in subparagraph (a)(i) of Section 3 hereof.

“Dividend Periods” shall mean quarterly dividend periods commencing on the first day of each of January, April, July and October and ending on and including the day preceding the first day of the next succeeding Dividend Period; provided, however, that any Dividend Period during which any Series A Preferred Stock shall be redeemed pursuant to Section 5 hereof shall end on but shall not include the Call Date only with respect to the Series A Preferred Stock being redeemed.

“Dividend Rate” shall mean 9.9% per annum.

“Dividend Record Date” shall have the meaning set forth in subparagraph (a)(i) of Section 3 hereof.

“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended.

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“FAT Board” shall mean the board of directors of the Corporation or any committee of members of the board of directors authorized by such board to perform any of its responsibilities with respect to the Series A Preferred Stock.

“Issue Date” shall mean the original date of issuance of Series A Preferred Stock, or June 8, 2018.

“Junior Shares” shall have the meaning set forth in paragraph (a)(iii) of Section 7 hereof.

“Mandatory Redemption Date” shall have the meaning set forth in paragraph (c) of Section 5 hereof.

“Parity Shares” shall have the meaning set forth in paragraph (b) of Section 7 hereof.

“Penalty Rate” shall mean the Dividend Rate then in effect plus 1.0% per annum.

“Person” shall mean any individual, firm, partnership, limited liability company, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

A “Quarterly Dividend Default” shall occur if the Corporation fails to pay dividends on the Series A Preferred Stock provided for in Section 3(a)(i) in full for any Dividend Period.

“SEC” shall have the meaning set forth in Section 9 hereof.

“Securities Act” shall mean the U.S. Securities Act of 1933, as amended.

“Senior Shares” shall have the meaning set forth in paragraph (a) of Section 7 hereof.

“Series A Preferred Stock” shall have the meaning set forth in Section 1 hereof.

“set apart for payment” shall be deemed to include, without any further action, the following: the recording by the Corporation in its accounting ledgers of any accounting or bookkeeping entry that indicates, pursuant to an authorization by the FAT Board and a declaration of dividends or other distribution by the Corporation, the initial and continued allocation of funds to be so paid on any series or class of shares of stock of the Corporation; provided, however, that if any funds for any class or series of Junior Shares or any class or series of Parity Shares are placed in a separate account of the Corporation or delivered to a disbursing, paying or other similar agent, then “set apart for payment” with respect to the Series A Preferred Stock shall mean irrevocably placing such funds in a separate account or irrevocably delivering such funds to a disbursing, paying or other similar agent.

“Transfer Agent” means VStock Transfer, LLC, or such other agent or agents of the Corporation as may be designated by the FAT Board or its duly authorized designee as the transfer agent, registrar and dividend disbursing agent for the Series A Preferred Stock.

“Voting Stock” shall mean stock of any class or kind having the power to vote generally for the election of directors.

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Section 3. Dividends.

(a)(i) Holders of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the FAT Board or a duly authorized committee thereof, in its sole discretion, out of funds of the Corporation legally available for the payment of distributions, cumulative preferential cash dividends at a rate per annum equal to the Dividend Rate multiplied by $100.00 per share stated liquidation preference of the Series A Preferred Stock (subject to adjustment as set forth in paragraphs (b) and (c) of this Section 3). Such dividends shall accrue without interest and accumulate, whether or not earned or declared, on each issued and outstanding share of the Series A Preferred Stock from (and including) the original date of issuance of such share and shall be payable quarterly in arrears on the last calendar day of each Dividend Period (each such day being hereinafter called a “Dividend Payment Date”); provided, that (i) Series A Preferred Stock issued during any Dividend Period after the Dividend Record Date for such Dividend Period shall only begin to accrue dividends on the first day of the next Dividend Period; and provided, further, that (ii) if any Dividend Payment Date is not a Business Day, then the dividend that would otherwise have been payable on such Dividend Payment Date (if declared) may be paid on the next succeeding Business Day with the same force and effect as if paid on such Dividend Payment Date, and no interest or additional dividends or other sums shall accrue on the amount so payable from such Dividend Payment Date to such next succeeding Business Day. Any dividend payable on the Series A Preferred Stock for any partial Dividend Period shall be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends shall be payable to holders of record as they appear in the stock records of the Corporation at the close of business on the applicable record date, which shall be the fifteenth day of the month in which the applicable Dividend Payment Date occurs, or such other date designated by the FAT Board or an officer of the Corporation duly authorized by the FAT Board for the payment of dividends that is not more than 30 nor less than ten days prior to such Dividend Payment Date (each such date, a “Dividend Record Date”).

(ii) In addition to the dividends provided in Section 3(a)(i) above, holders of Series A Preferred Stock shall be entitled to receive additional cumulative dividends equal to 4.0% multiplied by $100.00 per share stated liquidation preference of the Series A Preferred Stock. Such dividends shall accrue and accumulate without interest on each issued and outstanding share of Series A Preferred Stock from (and including) the original date of issuance of such share and shall be payable on the Mandatory Redemption Date to holders of record in the stock records of the Corporation on the Mandatory Redemption Date, after which time the additional dividends provided in this subparagraph (a)(ii) shall terminate.

(b) Upon the occurrence of four accumulated, accrued and unpaid Quarterly Dividend Defaults, whether consecutive or non-consecutive (a “Dividend Default”), then:

(i) the Dividend Rate shall increase to the Penalty Rate, commencing on the first day after the Dividend Payment Date on which a Dividend Default occurs and for each subsequent Dividend Payment Date thereafter until such time as the Corporation has paid all accumulated accrued and unpaid dividends on the Series A Preferred Stock in full and has paid accrued dividends for all Dividend Periods during the two most recently completed Quarterly Dividend Periods in full, at which time the Dividend Rate shall be reinstated; and

(ii) when the Dividend Default is cured and the Dividend Rate is reinstated, a second Dividend Default shall not occur until the Corporation has an additional four accumulated, accrued and unpaid Quarterly Dividend Defaults, whether consecutive or non-consecutive after the initial default is cured.

(c) No dividend on the Series A Preferred Stock will be declared by the Corporation or paid or set apart for payment by the Corporation at such time as the terms and provisions of Senior Shares or any agreement of the Corporation, including any agreement relating to its indebtedness, prohibit such declaration, payment or setting apart for payment or provide that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration, payment or setting aside of funds is restricted or prohibited under the DGCL or other applicable law; provided, however, notwithstanding anything to the contrary contained herein, dividends on the Series A Preferred Stock shall continue to accrue without interest and accumulate regardless of whether: (i) any or all of the foregoing restrictions exist; (ii) the Corporation has earnings or profits; (iii) there are funds legally available for the payment of such dividends; or (iv) such dividends are authorized by the FAT Board. Accrued and unpaid dividends on the Series A Preferred Stock will accumulate as of the Dividend Payment Date on which they first become payable or on the date of redemption of the Series A Preferred Stock, as the case may be.

(d) Except as provided in the next sentence, if any Series A Preferred Stock is outstanding, no dividends will be declared or paid or set apart for payment on any Parity Shares or Junior Shares, unless all accumulated accrued and unpaid dividends are contemporaneously declared and paid in cash or declared and a sum of cash sufficient for the payment thereof set apart for such payment on the Series A Preferred Stock for all past Dividend Periods with respect to which full dividends were not paid on the Series A Preferred Stock in cash. When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart for payment) upon the Series A Preferred Stock and upon all Parity Shares, all dividends declared, paid or set apart for payment upon the Series A Preferred Stock and all such Parity Shares shall be declared and paid pro rata or declared and set apart for payment pro rata so that the amount of dividends declared per share of Series A Preferred Stock and per share of such Parity Shares shall in all cases bear to each other the same ratio that accumulated dividends per share of Series A Preferred Stock and such other Parity Shares (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such other Parity Shares do not bear cumulative dividends) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on Series A Preferred Stock which may be in arrears, whether at the Dividend Rate or at the Penalty Rate.

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(e) Except as provided in paragraph (d) of this Section 3, unless all accumulated accrued and unpaid dividends on the Series A Preferred Stock are contemporaneously declared and paid in cash or declared and a sum of cash sufficient for the payment thereof is set apart for payment for all past Dividend Periods with respect to which full dividends were not paid on the Series A Preferred Stock, no dividends (other than payable in shares of Common Stock or Junior Shares ranking junior to the Series A Preferred Stock as to dividends and upon liquidation) may be declared or paid or set apart for payment upon the Common Stock or any Junior Shares or Parity Shares, nor shall any Common Stock or any Junior Shares or Parity Shares be redeemed, purchased or otherwise acquired directly or indirectly for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such stock) by the Corporation (except by conversion into or exchange for Junior Shares or by redemption, purchase or acquisition of stock under any employee benefit plan of the Corporation).

(f) Holders of Series A Preferred Stock shall not be entitled to any dividend in excess of all accumulated accrued and unpaid dividends on the Series A Preferred Stock as described in this Section 3. Any dividend payment made on the Series A Preferred Stock shall first be credited against the earliest accumulated accrued and unpaid dividend due with respect to such shares which remains payable at the time of such payment.

Section 4. Liquidation Preference.

(a) Subject to the rights of the holders of Senior Shares and Parity Shares, in the event of any liquidation, dissolution, winding up or Change of Control of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Junior Shares as to the distribution of assets on any liquidation, dissolution, winding up or Change of Control of the Corporation, each holder of the Series A Preferred Stock shall be entitled to receive an amount of cash equal to $100.00 per share of Series A Preferred Stock plus an amount in cash equal to all accumulated accrued and unpaid dividends thereon (whether or not earned or declared) to the date of final distribution to such holders. If, upon any liquidation, dissolution, winding up or Change of Control of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the Series A Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares of any class or series of Parity Shares as to the distribution of assets on any liquidation, dissolution, winding up or Change of Control of the Corporation, then such assets, or the proceeds thereof, shall be distributed among the holders of Series A Preferred Stock and any such other Parity Shares ratably in accordance with the respective amounts that would be payable on such Series A Preferred Stock and any such other Parity Shares if all amounts payable thereon were paid in full.

(b) Written notice of any such liquidation, dissolution, winding up or Change of Control of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 20 nor more than 60 days prior to the payment date stated therein, to each record holder of Series A Preferred Stock at the respective address of such holders as the same shall appear on the stock transfer records of the Corporation.

Subject to the rights of the holders of Senior Shares and Parity Shares upon liquidation, dissolution, winding up or Change of Control, upon any liquidation, dissolution, winding up or Change of Control of the Corporation, after payment shall have been made in full to the holders of the Series A Preferred Stock, as provided in this Section 4, any other series or class or classes of Junior Shares shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series A Preferred Stock shall not be entitled to share therein.

Section 5. Redemption.

(a) Optional Redemption at Election of Corporation. The Corporation may redeem the Series A Preferred Stock, in whole at any time or from time to time in part, at the option of the Corporation, for cash, at the following redemption price per share of Series A Preferred Stock, plus the amounts indicated in paragraph (d) of this Section 5:

(i) On or prior to June 30, 2021: $115.00 per share.

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(ii) After June 30, 2021 and on or prior to June 30, 2022: $110.00 per share.

(iii) After June 30, 2022: $100.00 per share.

If fewer than all of the outstanding shares of Series A Preferred Stock are to be redeemed pursuant to the Corporation’s exercise of its redemption right under this paragraph (a), the shares to be redeemed shall be selected pro rata (as nearly as practicable without creating fractional shares) or by lot or in such other equitable method prescribed by the Corporation.

(b) Optional Redemption at Election of Holder.

(i) Holders of record of Series A Preferred Stock may elect to cause the Corporation to redeem all or any portion of their shares of Series A Preferred Stock for cash beginning any time after the two-year anniversary of the Issue Date, or June 8, 2020, for an amount equal to $100.00 per share plus the amounts indicated in paragraph (d) of this Section 5, which amount may be settled in cash or Common Shares, at the option of the Holder. If the holder elects settlement in Common Shares, settlement shall be at the volume weighted average price of the Common Shares for the twenty (20) trading days immediately preceding the date of such holder’s notice to the Corporation electing redemption. A holder making such election shall provide written notice thereof to the Corporation specifying the name and address of the holder, the number of shares of Series A Preferred Stock to be redeemed and whether settlement shall be in cash or Common Shares. The Corporation shall redeem the specified shares at a time that is not more than 120 days following receipt of such notice. The Corporation may require the surrender and endorsement of the physical share certificates representing the redeemed shares upon payment of the redemption price.

(ii) Until the Corporation obtains approval to waive this Section 5(b)(ii) by the requisite number of its stockholders at a duly called special or annual meeting of stockholders, the Corporation shall not deliver Common Shares in settlement of a holder’s redemption right under Section 5(b)(i) hereof, and a holder of Series A Preferred Stock shall not have the right to elect delivery of Common Shares under Section 5(b)(i), to the extent that (A) the aggregate Common Shares issued by the Corporation to all holders pursuant to Section 5(b)(i) plus (B) the aggregate Common Shares issued or issuable by the Corporation pursuant to the exercise of warrants issued by the Corporation under that certain Subscription Agreement, dated June 6, 2018, or Registration Rights Agreement, dated June 6, 2018, would exceed 19.99% of the Common Shares issued and outstanding on the date of this Certificate, subject to pro rata adjustment in connection with any stock splits, stock dividends, or similar changes to the Corporation’s capitalization occurring after the date of this Certificate.

(c) Mandatory Redemption. Unless the Series A Preferred Stock shall have been redeemed pursuant to paragraph (a) or paragraph (b) of this Section 5, the Series A Preferred Stock shall be subject to mandatory redemption by the Corporation for an amount equal to $100.00 per share plus the amounts indicated in paragraph (d) of this Section 5 upon the occurrence of the first to occur of the following: (i) the date which is the five-year anniversary of the Issue Date, or June 8, 2023 (the “Mandatory Redemption Date”), or (ii) the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

(d) Unpaid Dividends. Upon any redemption of Series A Preferred Stock pursuant to this Section 5, the Corporation shall, subject to the next sentence, pay any accumulated accrued and unpaid dividends in arrears for any Dividend Period ending on or prior to the Call Date. If the Call Date falls after a Dividend Record Date and prior to the corresponding Dividend Payment Date, then each holder of Series A Preferred Stock at the close of business on such Dividend Record Date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares before such Dividend Payment Date. Except as provided above, the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on Series A Preferred Stock called for redemption.

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(e) Additional Limitation on Redemption. If all accumulated accrued and unpaid dividends on the Series A Preferred Stock and any other class or series of Parity Shares of the Corporation have not been paid in cash (or, with respect to any Parity Shares, in Parity Shares), declared and set apart for payment in cash (or, with respect to any Parity Shares, in Parity Shares), then the Corporation shall not redeem, purchase or acquire any shares of Series A Preferred Stock or Parity Shares, otherwise than (i) pursuant to a purchase or exchange offer made on the same terms to all holders of Series A Preferred Stock and Parity Shares, (ii) in exchange for Junior Shares, (iii) pursuant to paragraph (b) of this Section 5; provided that the holders of not less than 75% of the outstanding shares of Series A preferred Stock have elected to redeem such shares, or (iv) pursuant to paragraph (c) of this Section 5.

(f) Redemption Procedures. Notice of the redemption of any Series A Preferred Stock under paragraph (a) or (c) of this Section 5 shall be mailed by first class mail to each holder of record of Series A Preferred Stock to be redeemed at the address of each such holder as shown on the Corporation’s records, not less than 20 nor more than 60 days prior to the Call Date. Neither the failure to mail any notice required by this paragraph (f), nor any defect therein or in the mailing thereof, to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice. Each such mailed notice shall state, as appropriate: (1) the Call Date; (2) the number of shares of Series A Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price per share of Series A Preferred Stock (determined as set forth in paragraph (a) or paragraph (c) of this Section 5, as applicable) plus accumulated accrued and unpaid dividends through the Call Date (determined as set forth in paragraph (d) of this Section 5); (4) if any shares are represented by certificates, the place or places at which certificates for such shares are to be surrendered; (5) that dividends on the shares to be redeemed shall cease to accrue on such Call Date except as otherwise provided herein; and (6) any other information required by law or by the applicable rules of any exchange or national securities market upon which the Series A Preferred Stock may be listed or admitted for trading. Notice having been mailed as aforesaid, from and after the Call Date (unless the Corporation shall fail to make available an amount of cash necessary to effect such redemption), (i) except as otherwise provided herein, dividends on the Series A Preferred Stock so called for redemption shall cease to accrue, (ii) said shares shall no longer be deemed to be outstanding, and (iii) all rights of the holders thereof as holders of Series A Preferred Stock shall cease (except the right to receive cash payable upon such redemption, without interest thereon, upon surrender and endorsement of their certificates if so required and to receive any dividends payable thereon).

(g) Set Asides. The Corporation’s obligation to provide cash in accordance with the preceding subsection shall be deemed fulfilled if, on or before the Call Date, the Corporation shall irrevocably deposit funds necessary for such redemption, in trust, with a bank or trust company that has, or is an affiliate of a bank or trust company that has, capital and surplus of at least $50 million, with irrevocable instructions that such cash be applied to the redemption of the Series A Preferred Stock so called for redemption, in which case the notice to holders of the Series A Preferred Stock will (i) state the date of such deposit, (ii) specify the office of such bank or trust company as the place of payment of the redemption price and (iii) require such holders to surrender the certificates, if any, representing such shares at such place on or about the date fixed in such redemption notice (which may not be later than the Call Date) against payment of the redemption price (including all accumulated accrued and unpaid dividends to the Call Date, determined as set forth in paragraph (d) of this Section 5). No interest shall accrue for the benefit of the holders of Series A Preferred Stock to be redeemed on any cash so set aside by the Corporation. Subject to applicable escheat laws, any such cash unclaimed at the end of six months from the Call Date shall revert to the general funds of the Corporation after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Corporation for the payment of such cash.

Section 6. Status of Acquired Shares. All shares of Series A Preferred Stock issued and redeemed by the Corporation in accordance with Section 5 hereof, or otherwise acquired by the Corporation, shall be restored to the status of authorized but unissued shares of undesignated Preferred Stock of the Corporation.

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Section 7. Ranking. Any class or series of shares of stock of the Corporation shall be deemed to rank:

(a) prior to the Series A Preferred Stock, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution, winding up or Change of Control, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution, winding up or Change of Control, as the case may be, in preference or priority to the holders of Series A Preferred Stock (“Senior Shares”);

(b) on a parity with the Series A Preferred Stock, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution, winding up or Change of Control, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Series A Preferred Stock, if the holders of such class or series and the Series A Preferred Stock shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution, winding up or Change of Control in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other (“Parity Shares”); and

(c) junior to the Series A Preferred Stock, as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution, winding up or Change of Control, if such class or series shall be the Common Shares or any other class or series of shares of stock of the Corporation now or hereafter issued and outstanding over which the Series A Preferred Stock have preference or priority in the payment of dividends and in the distribution of assets upon any liquidation, dissolution, winding up or Change of Control of the Corporation (“Junior Shares”).

Section 8. Voting Rights.

(a) So long as any shares of Series A Preferred Stock are outstanding, the affirmative vote of the holders of more than fifty percent (50%) of the Series A Preferred Stock then outstanding, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(i) Any amendment, alteration or repeal of any provisions of the Certificate of Incorporation or this Certificate that adversely affects the rights, preferences or voting power of the Series A Preferred Stock; provided, however, that the amendment of the Certificate of Incorporation to authorize or create, or to increase the authorized amount of, the Series A Preferred Stock, any Parity Shares or any Junior Shares shall not be deemed to materially or adversely affect the rights, preferences or voting power of the Series A Preferred Stock;

(ii) A statutory share exchange, consolidation with or merger of the Corporation with or into another entity or consolidation of the Corporation with or merger of another entity into the Corporation, that in each case adversely affects the rights, preferences or voting power of the Series A Preferred Stock, unless in such case each share of Series A Preferred Stock shall be converted into or exchanged for an amount of cash equal to or greater than the applicable redemption price called for under Section 5 hereof at the time of such conversion or exchange or preferred shares of the surviving entity having preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or distributions, qualifications and terms or conditions of redemption thereof that are substantially the same as that of a share of Series A Preferred Stock;

(iii) The authorization, reclassification or creation of, or the increase in the authorized amount of, any Senior Shares; or

(iv) Approving any waiver or amendment of the restrictions set forth in paragraphs (d) or (e) of Section 3 hereof; provided, however, that no such vote of the holders of Series A Preferred Stock shall be required if, at or prior to the time when any of the above actions is to take effect, a deposit is made for the redemption in cash of all shares of Series A Preferred Stock at the time outstanding, as provided in paragraph (f) of Section 5 hereof, for a redemption price called for under Section 5 at the time of such redemption.

(b) For purposes of paragraph (a) of this Section 8, each share of Series A Preferred Stock shall have one vote per share. Except as required by applicable provisions of the DGCL, the Series A Preferred Stock shall not have any relative, participating, optional or other special voting rights and powers other than as set forth herein, and the consent of the holders thereof shall not be required for the taking of any corporate action. No amendment to these terms of the Series A Preferred Stock shall require the vote of the holders of Common Shares (except as required by law) or any other series of Preferred Stock.

Section 9. Information Rights. During any period in which the Corporation is not subject to Section 13 or 15(d) of the Exchange Act and any shares of Series A Preferred Stock are outstanding, the Corporation shall (a) transmit by mail to all holders of Series A Preferred Stock, as their names and addresses appear in the Corporation’s record books and without cost to such holders, copies of the annual reports and quarterly reports that the Corporation would have been required to file with the Securities and Exchange Commission (the “SEC”) pursuant to Section 13 or 15(d) of the Exchange Act if the Corporation was subject to such sections (other than any exhibits that would have been required); and (b) promptly upon written request, supply copies of such reports to any prospective holder of Series A Preferred Stock. The Corporation shall mail the reports to the holders of Series A Preferred Stock within 15 days after the respective dates by which the Corporation would have been required to file the reports with the SEC if the Corporation were then subject to Section 13 or 15(d) of the Exchange Act, assuming the Corporation is a “non-accelerated filer” in accordance with the Exchange Act.

Section 10. Record Holders. The Corporation and the Transfer Agent shall deem and treat the record holder of any shares of Series A Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor the Transfer Agent shall be affected by any notice to the contrary.

Section 11. Sinking Fund. The Series A Preferred Stock shall not be entitled to the benefits of any retirement or sinking fund.

Section 12. No Conversion Right. Except as set forth in paragraph (b) of Section 5, the shares of Series A Preferred Stock are not convertible into or exchangeable for any other property or securities of the Corporation.

Section 13. Uncertificated Book-Entry Securities. The Series A Preferred Stock shall be issued as book-entry securities directly registered in the stockholder’s name on the Corporation’s books and records. The Series A Preferred Stock shall not be represented by certificates but instead shall be uncertificated securities of the Corporation.

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ANNEX B

AMENDED AND RESTATED

CERTIFICATE OF DESIGNATION OF RIGHTS AND PREFERENCES

SERIES B CUMULATIVE PREFERRED STOCK

Section 1. Number of Shares and Designation. This series of Preferred Stock shall be designated as Series B Cumulative Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”), and the number of shares that shall constitute such series shall be 4,900,000.

Section 2. Definitions. For purposes of the Series B Preferred Stock and as used in this Certificate, the following terms shall have the meanings indicated:

“Business Day” shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

“Call Date” shall have the meaning set forth in paragraph (c) of Section 5 hereof.

“Certificate” shall mean this Certificate of Designation of Rights and Preferences of the Series B Preferred Stock.

“Change of Control” shall mean when, after the original issuance of the Series B Preferred Stock, any of the following has occurred and is continuing: (i) any sale, lease, or transfer, exclusive license or other dispositions (or series of sales, leases, transfers, exclusive licenses or other dispositions) of all or substantially all of the assets of the Corporation and its subsidiaries; (ii) any sale, transfer or issuance (or series of sales, transfers or issuances) of capital stock by the Corporation or the holders of Common Shares (or other Voting Stock of the Corporation) that results in the inability of the record holders of Common Shares (or other Voting Stock of the Corporation) immediately prior to such sale, transfer or issuance to designate or elect a majority of the board of directors (or its equivalent) of the Corporation; or (iii) any merger, consolidation, recapitalization or reorganization of the Corporation with or into another Person (whether or not the Corporation is the surviving corporation) that results in the inability of the record holders of Common Shares (or other Voting Stock of the Corporation) immediately prior to such merger, consolidation, recapitalization or reorganization to designate or elect a majority of the FAT Board; provided, that a Change of Control shall not include a change in the record holders of Common Shares (or other Voting Stock of the Corporation) resulting from a distribution or issuance of Common Shares (or other Voting Stock of the Corporation) to any of the record or beneficial stockholders of Fog Cutter Capital Group, Inc. (“FCCG”), whether upon dissolution, liquidation or reorganization of FCCG or its entity stockholders, or upon a merger, acquisition or other business combination transaction involving FCCG and the Corporation and/or its subsidiaries.

“Common Shares” shall mean the shares of common stock, $0.0001 par value, of the Corporation, and shares of any other class of securities into which such securities may hereafter be reclassified or exchanged.

“Dividend Payment Date” shall have the meaning set forth in paragraph (a) of Section 3 hereof.

“Dividend Period” shall mean each calendar monthly periods commencing on the first day of each calendar month and ending on and including the last day of each calendar month; provided, however, that any Dividend Period during which any Series B Preferred Stock shall be redeemed pursuant to Section 5 hereof shall end on but shall not include the Call Date only with respect to the Series B Preferred Stock being redeemed.

“Dividend Rate” shall mean 8.25% per annum.

“Dividend Record Date” shall have the meaning set forth in paragraph (a) of Section 3 hereof.

“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended.

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“FAT Board” shall mean the board of directors of the Corporation or any committee of members of the board of directors authorized by such board to perform any of its responsibilities with respect to the Series B Preferred Stock.

“Issue Date” shall mean the original date of issuance of Series B Preferred Stock, or July 16, 2020.

“Junior Shares” shall have the meaning set forth in subparagraph (a)(iii) of Section 7 hereof.

“Nonpayment Event” shall have the meaning set forth in subparagraph (b)(i) of Section 8 hereof.

“Parity Shares” shall have the meaning set forth in subparagraph (a)(ii) of Section 7 hereof.

“Penalty Event” shall have the meaning set forth in paragraph (b) of Section 3 hereof.

“Penalty Rate” shall mean 10.0% per annum.

“Person” shall mean any individual, firm, partnership, limited liability company, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

“SEC” shall have the meaning set forth in Section 9 hereof.

“Securities Act” shall mean the U.S. Securities Act of 1933, as amended.

“Senior Shares” shall have the meaning set forth in subparagraph (a)(i) of Section 7 hereof.

“Series B Preferred Stock” shall have the meaning set forth in Section 1 hereof.

“set apart for payment” shall be deemed to include, without any further action, the following: the recording by the Corporation in its accounting ledgers of any accounting or bookkeeping entry that indicates, pursuant to an authorization by the FAT Board and a declaration of dividends or other distribution by the Corporation, the initial and continued allocation of funds to be so paid on any series or class of shares of stock of the Corporation; provided, however, that if any funds for any class or series of Junior Shares or any class or series of Parity Shares are placed in a separate account of the Corporation or delivered to a disbursing, paying or other similar agent, then “set apart for payment” with respect to the Series B Preferred Stock shall mean irrevocably placing such funds in a separate account or irrevocably delivering such funds to a disbursing, paying or other similar agent.

“Transfer Agent” means VStock Transfer, LLC, or such other agent or agents of the Corporation as may be designated by the FAT Board or its duly authorized designee as the transfer agent, registrar and dividend disbursing agent for the Series B Preferred Stock.

“Voting Stock” shall mean stock of any class or kind having the power to vote generally for the election of directors.

Section 3. Dividends.

(a) Holders of Series B Preferred Stock shall be entitled to receive, when, as and if declared by the FAT Board or a duly authorized committee thereof, in its sole discretion, out of funds of the Corporation legally available for the payment of distributions, cumulative preferential cash dividends at a rate per annum equal to the Dividend Rate multiplied by $25.00 per share stated liquidation preference of the Series B Preferred Stock (subject to adjustment as set forth in paragraphs (b) and (c) of this Section 3). Such dividends shall accrue without interest and accumulate, whether or not earned or declared, on each issued and outstanding share of the Series B Preferred Stock from (and including) the original date of issuance of such share and shall be payable monthly in arrears on a date selected by the Corporation each calendar month that is no later than twenty (20) days following the end of each calendar month (each such day being hereinafter called a “Dividend Payment Date”); provided, that (i) Series B Preferred Stock issued during any Dividend Period after the Dividend Record Date for such Dividend Period shall only begin to accrue dividends on the first day of the next Dividend Period; and provided, further, that (ii) if any Dividend Payment Date is not a Business Day, then the dividend that would otherwise have been payable on such Dividend Payment Date (if declared) may be paid on the next succeeding Business Day with the same force and effect as if paid on such Dividend Payment Date, and no interest or additional dividends or other sums shall accrue on the amount so payable from such Dividend Payment Date to such next succeeding Business Day. Any dividend payable on the Series B Preferred Stock for any partial Dividend Period shall be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends shall be payable to holders of record as they appear in the stock records of the Corporation at the close of business on the applicable record date, which shall be the fifteenth day of the month in which the applicable Dividend Payment Date occurs, or such other date designated by the FAT Board or an officer of the Corporation duly authorized by the FAT Board for the payment of dividends that is not more than 30 nor less than ten days prior to such Dividend Payment Date (each such date, a “Dividend Record Date”).

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(b) If the Corporation fails to pay dividends on the Series B Preferred Stock provided for in paragraph (a) of this Section 3 in full for any twelve (12) accumulated, accrued and unpaid Dividend Periods, whether consecutive or non-consecutive (a “Penalty Event”), then:

(i) the Dividend Rate shall increase to the Penalty Rate, commencing on the first day after the Dividend Payment Date on which a Penalty Event occurs and for each subsequent Dividend Payment Date thereafter until such time as the Corporation has paid all accumulated accrued and unpaid dividends on the Series B Preferred Stock in full and has paid accrued dividends for all Dividend Periods during the two most recently completed Dividend Periods in full, at which time the Dividend Rate shall be reinstated; and

(ii) when the Penalty Event is cured and the Dividend Rate is reinstated, another Penalty Event shall not occur until the Corporation fails to pay dividends on the Series B Preferred Stock for an additional twelve (12) accumulated, accrued and unpaid Dividend Periods, whether consecutive or non-consecutive after the prior Penalty Event is cured.

(c) No dividend on the Series B Preferred Stock will be declared by the Corporation or paid or set apart for payment by the Corporation at such time as the terms and provisions of any Senior Shares or any agreement of the Corporation, including any agreement relating to its indebtedness, prohibit such declaration, payment or setting apart for payment or such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration, payment or setting aside of funds is restricted or prohibited under the DGCL or other applicable law; provided, however, notwithstanding anything to the contrary contained herein, dividends on the Series B Preferred Stock shall continue to accrue without interest and accumulate regardless of whether: (i) any or all of the foregoing restrictions exist; (ii) the Corporation has earnings or profits; (iii) there are funds legally available for the payment of such dividends; or (iv) such dividends are authorized by the FAT Board. Accrued and unpaid dividends on the Series B Preferred Stock will accumulate as of the Dividend Payment Date on which they first become payable or on the date of redemption of the Series B Preferred Stock, as the case may be.

(d) Except as provided in the next sentence, if any Series B Preferred Stock is outstanding, no dividends will be declared or paid or set apart for payment on any Parity Shares or Junior Shares, unless all accumulated accrued and unpaid dividends are contemporaneously declared and paid in cash, or declared and a sum of cash sufficient for the payment thereof is set apart for payment, on the Series B Preferred Stock for all past Dividend Periods with respect to which full dividends were not paid on the Series B Preferred Stock in cash. When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart for payment) upon the Series B Preferred Stock and upon all Parity Shares, all dividends declared, paid or set apart for payment upon the Series B Preferred Stock and all such Parity Shares shall be declared and paid pro rata or declared and set apart for payment pro rata so that the amount of dividends declared per share of Series B Preferred Stock and per share of such Parity Shares shall in all cases bear to each other the same ratio that accumulated dividends per share of Series B Preferred Stock and such other Parity Shares (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such other Parity Shares do not bear cumulative dividends) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on Series B Preferred Stock which may be in arrears, whether at the Dividend Rate or at the Penalty Rate.

(e) Except as provided in paragraph (d) of this Section 3, unless all accumulated accrued and unpaid dividends on the Series B Preferred Stock are contemporaneously declared and paid in cash or declared and a sum of cash sufficient for the payment thereof is set apart for payment for all past Dividend Periods with respect to which full dividends were not paid on the Series B Preferred Stock, no dividends (other than payable in shares of Common Stock or Junior Shares ranking junior to the Series B Preferred Stock as to dividends and upon liquidation) may be declared or paid or set apart for payment upon the Common Stock or any Junior Shares or Parity Shares, nor shall any Common Stock or any Junior Shares or Parity Shares be redeemed, purchased or otherwise acquired directly or indirectly for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such stock) by the Corporation (except by conversion into or exchange for Junior Shares or by redemption, purchase or acquisition of stock under any employee benefit plan of the Corporation).

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(f) Holders of Series B Preferred Stock shall not be entitled to any dividend in excess of all accumulated accrued and unpaid dividends on the Series B Preferred Stock as described in this Section 3. Any dividend payment made on the Series B Preferred Stock shall first be credited against the earliest accumulated accrued and unpaid dividend due with respect to such shares which remains payable at the time of such payment.

Section 4. Liquidation Preference.

(a) Subject to the rights of the holders of Senior Shares and Parity Shares, in the event of any liquidation, dissolution, winding up or Change of Control of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Junior Shares as to the distribution of assets on any liquidation, dissolution, winding up or Change of Control of the Corporation, each holder of the Series B Preferred Stock shall be entitled to receive an amount of cash equal to $25.00 per share of Series B Preferred Stock plus an amount in cash equal to all accumulated accrued and unpaid dividends thereon (whether or not earned or declared) to the date of final distribution to such holders. If, upon any liquidation, dissolution, winding up or Change of Control of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the Series B Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares of any class or series of Parity Shares as to the distribution of assets on any liquidation, dissolution, winding up or Change of Control of the Corporation, then such assets, or the proceeds thereof, shall be distributed among the holders of Series B Preferred Stock and any such other Parity Shares ratably in accordance with the respective amounts that would be payable on such Series B Preferred Stock and any such other Parity Shares if all amounts payable thereon were paid in full.

(b) Written notice of any such liquidation, dissolution, winding up or Change of Control of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 20 nor more than 60 days prior to the payment date stated therein, to each record holder of Series B Preferred Stock at the respective address of such holders as the same shall appear on the stock transfer records of the Corporation.

Subject to the rights of the holders of Senior Shares and Parity Shares upon liquidation, dissolution, winding up or Change of Control, upon any liquidation, dissolution, winding up or Change of Control of the Corporation, after payment shall have been made in full to the holders of the Series B Preferred Stock, as provided in this Section 4, any other series or class or classes of Junior Shares shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series B Preferred Stock shall not be entitled to share therein.

Section 5. Redemption.

(a) Optional Redemption at Election of Corporation. The Corporation may redeem the Series B Preferred Stock, in whole at any time or from time to time in part, at the option of the Corporation, for cash, at the following redemption price per share of Series B Preferred Stock, plus any unpaid dividends indicated in paragraph (b) of this Section 5:

(i)       After July 16, 2020 and on or prior to July 16, 2021: $27.50 per share.

(ii)       After July 16, 2021 and on or prior to July 16, 2022: $27.00 per share.

(iii)       After July 16, 2022 and on or prior to July 16, 2023: $26.50 per share.

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(iv)       After July 16, 2023 and on or prior to July 16, 2024: $26.00 per share.

(v)       After July 16, 2024 and on or prior to July 16, 2025: $25.50 per share.

(vi)       After July 16, 2025: $25.00 per share.

If fewer than all of the outstanding shares of Series B Preferred Stock are to be redeemed pursuant to the Corporation’s exercise of its redemption right under this paragraph (a), the shares to be redeemed shall be selected pro rata (as nearly as practicable without creating fractional shares) or by lot or in such other equitable method prescribed by the Corporation.

(b) Unpaid Dividends. Upon any redemption of Series B Preferred Stock pursuant to this Section 5, the Corporation shall, subject to the next sentence, pay any accumulated accrued and unpaid dividends in arrears for any Dividend Period ending on or prior to the Call Date. If the Call Date falls after a Dividend Record Date and prior to the corresponding Dividend Payment Date, then each holder of Series B Preferred Stock at the close of business on such Dividend Record Date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares before such Dividend Payment Date. Except as provided above, the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on Series B Preferred Stock called for redemption.

(c) Redemption Procedures. Notice of the redemption of any Series B Preferred Stock under paragraph (a) of this Section 5 shall be mailed by first class mail to each holder of record of Series B Preferred Stock to be redeemed at the address of each such holder as shown on the Corporation’s records, not less than 20 nor more than 60 days prior to the date of redemption (the “Call Date”). Neither the failure to mail any notice required by this paragraph (c), nor any defect therein or in the mailing thereof, to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice. Each such mailed notice shall state, as appropriate: (1) the Call Date; (2) the number of shares of Series B Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price per share of Series B Preferred Stock (determined as set forth in paragraph (a) of this Section 5) plus accumulated accrued and unpaid dividends through the Call Date (determined as set forth in paragraph (b) of this Section 5); (4) if any shares are represented by certificates, the place or places at which certificates for such shares are to be surrendered; (5) that dividends on the shares to be redeemed shall cease to accrue on such Call Date except as otherwise provided herein; and (6) any other information required by law or by the applicable rules of any exchange or national securities market upon which the Series B Preferred Stock may be listed or admitted for trading. Notice having been mailed as aforesaid, from and after the Call Date (unless the Corporation shall fail to make available an amount of cash necessary to effect such redemption), (i) except as otherwise provided herein, dividends on the Series B Preferred Stock so called for redemption shall cease to accrue, (ii) said shares shall no longer be deemed to be outstanding, and (iii) all rights of the holders thereof as holders of Series B Preferred Stock shall cease (except the right to receive cash payable upon such redemption, without interest thereon, upon surrender and endorsement of their certificates if so required and to receive any dividends payable thereon).

(d) Set Asides. The Corporation’s obligation to provide cash in accordance with the preceding subsection shall be deemed fulfilled if, on or before the Call Date, the Corporation shall irrevocably deposit funds necessary for such redemption, in trust, with a bank or trust company that has, or is an affiliate of a bank or trust company that has, capital and surplus of at least $50 million, with irrevocable instructions that such cash be applied to the redemption of the Series B Preferred Stock so called for redemption, in which case the notice to holders of the Series B Preferred Stock will (i) state the date of such deposit, (ii) specify the office of such bank or trust company as the place of payment of the redemption price and (iii) require such holders to surrender the certificates, if any, representing such shares at such place on or about the date fixed in such redemption notice (which may not be later than the Call Date) against payment of the redemption price (including all accumulated accrued and unpaid dividends to the Call Date, determined as set forth in paragraph (b) of this Section 5). No interest shall accrue for the benefit of the holders of Series B Preferred Stock to be redeemed on any cash so set aside by the Corporation. Subject to applicable escheat laws, any such cash unclaimed at the end of six months from the Call Date shall revert to the general funds of the Corporation after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Corporation for the payment of such cash.

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(e) Limitations on Redemption.

(i) If all accumulated accrued and unpaid dividends on the Series B Preferred Stock and any other class or series of Parity Shares of the Corporation have not been paid in cash (or, with respect to any Parity Shares, in Parity Shares), or declared and set apart for payment in cash (or, with respect to any Parity Shares, in Parity Shares), then the Corporation shall not redeem, purchase or acquire any shares of Series B Preferred Stock or Parity Shares, otherwise than (A) pursuant to a purchase or exchange offer made on the same terms to all holders of Series B Preferred Stock and Parity Shares or (B) in exchange for Junior Shares.

(ii) The Corporation shall not redeem, purchase or acquire any shares of Series B Preferred Stock or Parity Shares at such time as (A) the terms and provisions of any Senior Shares or any agreement of the Corporation, including any agreement relating to its indebtedness, prohibit such redemption, purchase or acquisition, or such redemption, purchase or acquisition would constitute a breach thereof or a default thereunder, (B) if such redemption, purchase or acquisition is restricted or prohibited under the DGCL or other applicable law, or (C) at any time that any optional or mandatory redemption has been triggered for any other shares of Series B Preferred Stock or Parity Shares and has reached the final time required for payment.

Section 6. Status of Acquired Shares. All shares of Series B Preferred Stock issued and redeemed by the Corporation in accordance with Section 5 hereof, or otherwise acquired by the Corporation, shall be restored to the status of authorized but unissued shares of undesignated Preferred Stock of the Corporation.

Section 7. Ranking.

(a) Any class or series of shares of stock of the Corporation shall be deemed to rank:

(i) prior to the Series B Preferred Stock, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution, winding up or Change of Control, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution, winding up or Change of Control, as the case may be, in preference or priority to the holders of Series B Preferred Stock (“Senior Shares”);

(ii) on a parity with the Series B Preferred Stock, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution, winding up or Change of Control, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Series B Preferred Stock, if the holders of such class or series and the Series B Preferred Stock shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution, winding up or Change of Control in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other (“Parity Shares”); and

(iii) junior to the Series B Preferred Stock, as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution, winding up or Change of Control, if such class or series shall be the Common Shares or any other class or series of shares of stock of the Corporation now or hereafter issued and outstanding over which the Series B Preferred Stock have preference or priority in the payment of dividends and in the distribution of assets upon any liquidation, dissolution, winding up or Change of Control of the Corporation (“Junior Shares”).

(b) The Corporation’s Series A Fixed Rate Cumulative Preferred Stock shall be considered Senior Shares relative to the Series B Preferred Stock. The Corporation’s Series A-1 Fixed Rate Cumulative Preferred Stock shall be considered Parity Shares relative to the Series B Preferred Stock. The Corporation’s Common Shares shall be considered Junior Shares relative to the Series B Preferred Stock.

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Section 8. Voting Rights.

(a) General. For purposes of this Section 8, each share of Series B Preferred Stock shall have one vote per share. Except as required by applicable provisions of the DGCL or the Certificate of Incorporation, the Series B Preferred Stock shall not have any other relative, participating, optional or other special voting rights and powers other than as set forth in this Section 8, and the consent of the holders thereof shall not be required for the taking of any corporate action. No amendment to these terms of the Series B Preferred Stock shall require the vote of the holders of Common Shares (except as required by law) or any other series of Preferred Stock.

(b) Right to Elect Two Directors Upon Nonpayment.

(i) If the Corporation fails to pay dividends on the Series B Preferred Stock provided for in paragraph (a) of Section 3 in full for any eighteen (18) accumulated, accrued and unpaid Dividend Periods, whether consecutive or non-consecutive (a “Nonpayment Event”), then the authorized number of directors on the FAT Board shall, at the next annual meeting of stockholders or at a special meeting of stockholders as provided below, automatically be increased by two (2) and the holders of Series B Preferred Stock, voting together as a single class, shall be entitled, at the Corporation’s next annual meeting of stockholders or at a special meeting of stockholders as provided below, to vote for the election of a total of two (2) additional members of the FAT Board (the “Preferred Stock Directors”); provided that the election of any such Preferred Stock Directors will not cause the Corporation to violate the corporate governance requirements of The NASDAQ Stock Market LLC (or any other exchange or automated quotation system on which the Corporation’s securities may be listed or quoted) that requires listed or quoted companies to have a majority of independent directors or other applicable law; provided further, that such none of the Preferred Stock Directors shall be subject to any “Bad Actor” disqualifications described in Rule 506(d)(l)(i) to (viii) under the Securities Act, except for a Disqualifying Event covered by Rule 506(d)(2) or (d)(3); and provided further, that the FAT Board shall, at no time, include more than two (2) Preferred Stock Directors.

(ii) In the event of a Nonpayment Event, the holders of at least 25% of the outstanding shares of Series B Preferred Stock may request that a special meeting of stockholders be called to elect such Preferred Stock Directors; provided, however, to the extent permitted by the Corporation’s bylaws in effect from time to time, if the next annual or a special meeting of stockholders is scheduled to be held within ninety (90) days of the receipt of such request, the election of such Preferred Stock Directors shall be included in the agenda for, and shall be held at, such scheduled annual or special meeting of stockholders. The Preferred Stock Directors shall stand for reelection annually, at each subsequent annual meeting of the stockholders, so long as the holders of Series B Preferred Stock continue to have such voting rights. At any meeting at which the holders of Series B Preferred Stock are entitled to elect Preferred Stock Directors, the holders of record of at least thirty-three and one-third percent (33 1/3%) of the then outstanding shares of Series B Preferred Stock, present in person or represented by proxy, shall constitute a quorum and the vote of the holders of record of a majority of such shares of Series B Preferred Stock so present or represented by proxy at any such meeting at which there shall be a quorum shall be sufficient to elect the Preferred Stock Directors.

(iii) If and when all accumulated and unpaid Dividends on Series B Preferred Stock have been paid in full (a “Nonpayment Remedy”), the holders of Series B Preferred Stock shall immediately and, without any further action by the Corporation, be divested of the voting rights described in this paragraph (b), subject to the revesting of such rights in the event of each subsequent Nonpayment Event. If such voting rights for the holders of Series B Preferred Stock shall have terminated, the term of office of each Preferred Stock Director so elected shall terminate at such time and the authorized number of directors on the FAT Board shall automatically decrease by two (2) members.

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(iv) Any Preferred Stock Director may be removed at any time, with or without cause, by the holders of a majority in voting power of the outstanding shares of Series B Preferred Stock then outstanding when they have the voting rights described in this paragraph (b). In the event that a Nonpayment Event shall have occurred and there shall not have been a Nonpayment Remedy, any vacancy in the office of a Preferred Stock Director (other than prior to the initial election of Preferred Stock Directors after a Nonpayment Event) may be filled by the written consent of the Preferred Stock Director remaining in office, except in the event that such vacancy is created as a result of such Preferred Stock Director being removed or if no Preferred Stock Director remains in office, such vacancy may be filled by a vote of the holders of a majority in voting power of the outstanding shares of Series B Preferred Stock then outstanding when they have the voting rights described above; provided that the election of any such Preferred Stock Directors to fill such vacancy will not cause the Corporation to violate the corporate governance requirements of The NASDAQ Stock Market LLC (or any other exchange or automated quotation system on which the Corporation’s securities may be listed or quoted) that requires listed or quoted companies to have a majority of independent directors or other applicable law. The Preferred Stock Directors shall each be entitled to one vote per director on any matter that may come before the FAT Board for a vote.

(c) Other Voting Rights. So long as any shares of Series B Preferred Stock are outstanding, the affirmative vote of the holders of more than fifty percent (50%) of the Series B Preferred Stock then outstanding, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(i) Any amendment, alteration or repeal of any provisions of the Certificate of Incorporation or this Certificate that materially and adversely affects the rights, preferences or voting power of the Series B Preferred Stock; provided, however, that the amendment of the Certificate of Incorporation to authorize or create, or to increase or decrease the authorized amount of, the Series B Preferred Stock, or any Senior Shares, Parity Shares or Junior Shares, shall not be deemed to materially or adversely affect the rights, preferences or voting power of the Series B Preferred Stock;

(ii) A statutory share exchange, consolidation with or merger of the Corporation with or into another entity or consolidation of the Corporation with or merger of another entity into the Corporation, that in each case materially and adversely affects the rights, preferences or voting power of the Series B Preferred Stock, unless in such case each share of Series B Preferred Stock shall be converted into or exchanged for an amount of cash equal to or greater than the applicable redemption price called for under Section 5 hereof at the time of such conversion or exchange or preferred shares of the surviving entity having preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or distributions, qualifications and terms or conditions of redemption thereof that are materially the same as that of a share of Series B Preferred Stock; or

(iii) Approving any waiver or amendment of the restrictions set forth in paragraphs (d) or (e) of Section 3 hereof;

provided, however, that no such vote of the holders of Series B Preferred Stock shall be required if, at or prior to the time when any of the above actions is to take effect, a deposit is made for the redemption in cash of all shares of Series B Preferred Stock at the time outstanding, as provided in paragraph (d) of Section 5 hereof, for a redemption price called for under Section 5 at the time of such redemption.

(d) Amendments without Holder Consent. Without the vote or consent of the holders of Series B Preferred Stock, so long as such action does not adversely affect the special rights, preferences, privileges or voting powers of the Series B Preferred Stock and limitations and restrictions thereof, the Corporation may amend, alter, supplement or repeal any terms of the Series B Preferred Stock to:

(i) to cure any ambiguity or mistake, or to correct or supplement any provision contained in this Certificate that may be defective or inconsistent with any other provision contained in this Certificate;

(ii) to make any provision with respect to matters or questions relating to the Series B Preferred Stock that is not inconsistent with the provisions of the Certificate of Incorporation or this Certificate; or

(iii) to waive any of the Corporation’s rights with respect to the Series B Convertible Preferred Stock.

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Section 9. Information Rights. During any period in which the Corporation is not subject to Section 13 or 15(d) of the Exchange Act and any shares of Series B Preferred Stock are outstanding, the Corporation shall (a) transmit by mail to all holders of Series B Preferred Stock, as their names and addresses appear in the Corporation’s record books and without cost to such holders, copies of the annual reports and quarterly reports in substantially the same form that the Corporation would have been required to file with the Securities and Exchange Commission (the “SEC”) pursuant to Section 13 or 15(d) of the Exchange Act if the Corporation was subject to such sections (other than any exhibits that would have been required); and (b) promptly upon written request, supply copies of such reports to any prospective holder of Series B Preferred Stock. The Corporation shall mail the reports to the holders of Series B Preferred Stock within 15 days after the respective dates by which the Corporation would have been required to file the reports with the SEC if the Corporation were then subject to Section 13 or 15(d) of the Exchange Act, assuming the Corporation is a “non-accelerated filer” in accordance with the Exchange Act.

Section 10. Record Holders. The Corporation and the Transfer Agent shall deem and treat the record holder of any shares of Series B Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor the Transfer Agent shall be affected by any notice to the contrary.

Section 11. Sinking Fund. The Series B Preferred Stock shall not be entitled to the benefits of any retirement or sinking fund.

Section 12. No Conversion Right. The shares of Series B Preferred Stock are not convertible into or exchangeable for any other property or securities of the Corporation.

Section 13. Form of Security. The Series B Preferred Stock shall be issued as book-entry securities directly registered in the stockholder’s name on the Corporation’s books and records or, if requested by any holder of the Series B Preferred Stock, such holder’s shares may be issued in certificated form.

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IN WITNESS WHEREOF, the Corporation has caused this Second Amended and Restated Certificate of Incorporation to be executed, signed and acknowledged by the undersigned duly authorized officer of the Corporation as of the date set forth below.

Dated: August 16, 2021

FAT Brands Inc.

/s/ Andrew Wiederhorn
Name:	Andrew Wiederhorn
Title:	Chief Executive Officer